Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-8 of Surge Pays Inc. & Subsidiaries, (the “Company”) of our report dated March 12, 2024, related to the financial statements of the Company as of and for the years ended December 31, 2023 and 2022.

/s/ Rodefer Moss & Co, PLLC

Johnson City, Tennessee

March 4, 2025